EX-33.9
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Management Assessment of Compliance


Management of Nationwide Life Insurance Company ("Nationwide") is responsible for assessing compliance with the applicable servicing criteria set forth in
Item 1122(d) of the Securities and Exchange Commission's Regulation AB relating to the servicing of certain loans it services within the commercial mortgage-backed security transactions listed in Appendix A (the "Platform") as of and for the year ended December 31, 2007, except for the servicing criteria
(d)(1)(iii); (d)(2)(iii); (d)(2)(vi); (d)(3)(i)-(iv); (d)(4)(iii);
(d)(4)(vi)-(vii); (d)(4)(ix)-(xi); d(4)(xiii); and (d)(4)(xv), which Nationwide has determined are not applicable to the activities it performs with respect to the Platform. Appendix A of the management's assessment identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

Nationwide's management has assessed the effectiveness of Nationwide's compliance with the applicable servicing criteria as of and for the year ended December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2007, Nationwide has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria ended December 31, 2007.



/s/ Peter A. Lynch
Peter A. Lynch
Senior Investment Professional
Mortgage Loan Administration

2/27/08
Date


One Nationwide Plaza
Columbus, OH 43215-2220


Nationwide Insurance
Nationwide Financial


(page)


APPENDIX A

Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates Series 2007-IQ16;
* Criteria (d)(4)(i)-(ii) are not applicable to the activities Nationwide performs with respect to this transaction.

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2007-PWR18;
* Only the following loans in this transaction are subject to the servicing criteria (d)(4)(i)-(ii): Prospectus ID#23 (Kroger Marketplace Centre); Prospectus ID#102&103 (Lincoln Center); Prospectus ID#105 (Golden Pond Apartments III); Prospectus ID#143 (Shoppes at the Exchange); Prospectus ID#113 (Shoppes at Lee Road)

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2007-PWR17;
* Only the following loans in this transaction are subject to the servicing criteria (d)(4)(i)-(ii): Prospectus ID#40 (Town Center Plaza Shopping Center); Prospectus ID#222 (Shoppes of Deerfield North)

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2007-PWR16;
* Only the following loans in this transaction are subject to the servicing criteria (d)(4)(i)-(ii): Prospectus ID#60 (Beltway Corporate Center); Prospectus ID#127 (Old Stone Apartments); Prospectus ID#106 (3355 El Segundo Boulevard)

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2007-PWR15;

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2006-PWR14;
* Only the following loan in this transaction is subject to the servicing criteria (d)(4)(i)-(ii): Prospectus ID#147 (The Comfort Inn & Suites Downtown-Little Rock)

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2006-PWR13;
* Only the following loan in this transaction is subject to the servicing criteria (d)(4)(i)-(ii): Prospectus ID#96 (150 Riverside Plaza).

Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2006-PWR12;
* Only the following loans in this transaction are subject to the servicing criteria (d)(4)(i)-(ii): Prospectus ID#34 (Quad at Lowry); Prospectus ID#48 (Nicolet Office); Prospectus ID#74 (Chesterfield Square).

Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates Series 2006-PWR11;
* Criteria (d)(4)(i)-(ii) are not applicable to the activities Nationwide performs with respect to this transaction.